POWER OF ATTORNEY

	Know all by these presents,
that the undersigned hereby
constitutes and appoints each of
Mitchell Steiner, Kevin Gilbert and
Phil Greenberg, or any of them
acting singly and with full power of
substitution, his true and lawful
attorneys-in-fact to:

(1)	execute for and on behalf
of the undersigned, in the undersigned's capacity as an officer and/or director of Veru Inc. (the "Company"), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

(2)	do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable to
complete and execute any such Form 3,
4 or 5, complete and execute any
amendment or amendments thereto, and
timely file such form with the United States
Securities and Exchange Commission
and any stock exchange or similar
authority; and

(3)	take any other action of any
type whatsoever in connection with the
foregoing which, in the opinion of
such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	Additionally, the undersigned
hereby grants to such attorneys-in-fact
full power and authority to do and
perform any and every act and thing
whatsoever requisite, necessary, or
proper to be done in the exercise of
any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that either such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall
remain in full force and effect until
the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the undersigned in the form of an executed document delivered to the foregoing attorneys-in-fact. Any prior power of attorney of the undersigned with respect to the subject matter hereof is hereby revoked.

        IN WITNESS WHEREOF, the
undersigned has caused this Power
of Attorney to be executed as of
this 12 day of December, 2018.

Signature,

/s/ Michele Greco